Exhibit 4.3

VOTING AGREEMENT

This agreement (“Agreement”) dated as of ____________________, 2004 between the shareholder listed on the signature page hereto ("Shareholder") and Itec Environmental Group, Inc. (the "Company").

(A)

Capitalized terms used herein and not otherwise defined shall have the meaning assigned such terms in the Settlement and Release Agreement of even date herewith (the “Settlement and Release Agreement”).

(B)

The Company and _______________________ have agreed to enter into a Settlement and Release Agreement only if the parties hereto enter into this Agreement.

     Accordingly, the parties hereto agree as follows:

1.

Representations and Warranties of Shareholder. Shareholder hereby represents and warrants, to the Company, with respect to itself, as follows:

(a)

Title.

Upon the issuance of the shares of common stock of the Company to be issued to the Shareholder in connection with the Settlement and Release Agreement (the “Shares”), Shareholder will own ____________________ shares of the Company.

(b)

Right to Vote.

Upon the issuance of the Shares, Shareholder will have full legal power, authority and right to vote all Shares without the consent or approval of, or any other action on the part of, any other person or entity. Without limiting the generality of the foregoing, except for this Agreement or as otherwise permitted by this Agreement, such Shareholder has not entered into any voting agreement with any person or entity with respect to any Shares, granted any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any Shares, deposited any Shares in a voting trust or entered into any arrangement or agreement with any person or entity limiting or affecting its legal power, authority or right to vote the Shares. As of the date of this Agreement, except for this Agreement or as otherwise permitted by this Agreement such Shareholder will have full legal power, authority and right to vote all Shares beneficially owned by such Shareholder without the consent or approval of, or any other action on the part of, any other person or entity. From and after the date hereof, except as otherwise permitted by this Agreement, such Shareholder will not commit any act that could restrict or otherwise affect such legal power, authority and right to vote all Shares, except for legally disposing of the Shares; provided; however, that notwithstanding anything in this Agreement to the contrary, the Shareholder shall not commit any act that could restrict or otherwise affect such legal power prior to the taking of a vote, or votes, in connection with the Merger and the Reverse-Split (as those terms are defined in the Settlement and Release Agreement). Without limiting the generality of the foregoing, except as otherwise permitted by this Agreement, from and after the date hereof, such Shareholder will not enter into any voting agreement with any person or entity with respect to any of the Shares, grant any person or entity any proxy (revocable or irrevocable) or power of attorney with respect to any of the Shares, deposit any of the Shares in a voting trust or otherwise enter into any agreement or arrangement limiting or affecting such Shareholders legal power, authority or right to vote the Shares (other than this Agreement).

(c)

Authority.

Such Shareholder has full legal power, authority and right to execute and deliver, and to perform its obligations under, this Agreement.  This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms.

(d)

Conflicting Instruments.

Neither the execution and delivery of this Agreement nor the performance by such Shareholder of its agreements and obligations hereunder will result in any breach or violation of, or be in conflict with or constitute a default under, any term of any agreement, judgment, injunction, order, decree, law, regulation or arrangement to which such Shareholder is a party or by which such Shareholder (or any of its assets) is bound, except for any such breach, violation, conflict or default which, individually or in the aggregate, would not impair or affect such Shareholders ability to perform its obligations under this Agreement.

2.

Restriction on Transfer; Other Restrictions.

Except for legal dispositions of the Stock subsequent to the taking of a vote, or votes, in connection with the Merger and the Reverse-Split (as those terms are defined in the Settlement and Release Agreement) such Shareholder shall not transfer (as defined below) record ownership or beneficial ownership, or both, of any Shares, without the prior written consent of the Company.  In the event that Shareholder transfers record ownership or beneficial ownership, or both, of any Shares, the transferee acquiring  record ownership or beneficial ownership, or both, of any Shares, shall execute and deliver to the Company an agreement reasonably acceptable to the Company by which such transferee agrees that such transferred shares shall be subject to this Agreement and agrees to be bound by Sections 2, 3 and 4 of this Agreement with respect to such transferred shares. For the purposes of this Agreement, the term "transfer" means a sale, an assignment, a grant, a transfer, a pledge, the creation of a lien or other disposition of any Shares or any interest of any nature in any Shares, including, without limitation, the beneficial ownership of such Shares.

3.

Agreement to Vote of Shareholder.

Such Shareholder hereby irrevocably and unconditionally agrees for a period of one hundred eighty (180) days from the date hereof to vote or to cause to be voted all Shares at the direction of the Company or shall execute a Proxy to Vote in favor of the Company; provided, however, that such Shareholder shall only be required to vote, or to cause to be voted, all Shares at the direction of the Company on votes taken in connection with the Merger and the Reverse-Split (as those terms are defined in the Settlement and Release Agreement).

4.

Satisfaction of Conditions to the Settlement and Release Agreement.  (i) Shareholder shall assist and cooperate with the Company in doing all things necessary, proper or advisable under applicable law as promptly as practicable to carry out the intent of the Shareholder and the Company as indicated in the Settlement and Release Agreement, including, but not limited to, executing any and all documents necessary to ensure that the Company retains the right and ability to vote, as it sees fit, all the Shares received by the Shareholder pursuant to the Settlement and Release Agreement, (ii) and such Shareholder shall not take any action that would or is reasonably likely to result in any of the representations and warranties set forth in this Agreement being untrue.

5.

Invalid Provisions.

If any provision of this Agreement shall be invalid or unenforceable under applicable law, such provision shall be ineffective to the extent of such invalidity or unenforceability only, without it affecting the remaining provisions of this Agreement.

6.

Reserved.

7.

Executed in Facsimile Counterparts.

This Agreement may be executed in facsimile counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

8.

Specific Performance.

The parties hereto agree that if for any reason Shareholder fails to perform any of its agreements or obligations under this Agreement irreparable harm or injury to the Company would be caused for which money damages would not be an adequate remedy. Accordingly, such Shareholder agrees that, in seeking to enforce this Agreement against such Shareholder, the Company shall be entitled, in addition to any other remedy available at law, equity or otherwise, to specific performance and injunctive and other equitable relief. The provisions of this Section 8 are without prejudice to any other rights or remedies, whether at law or in equity, that the Company may have against such Shareholder for any failure to perform any of its agreements or obligations under this Agreement.

9.

Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Washington without giving effect to the principles of conflicts of laws thereof.

10.

Amendments; Termination.

(a)

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

(b)

The provisions of this Agreement shall terminate only upon the mutual written agreement of the Company and Shareholder.

11.

Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal successors (including, in the case of such Shareholder or any other individual, any executors, administrators, estates, legal representatives and heirs of such Shareholder or such individual) and permitted assigns; provided that, except as otherwise provided in this Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations, under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this _____ day of _________________, 2004.

THE COMPANY:

ITEC ENVIRONMENTAL GROUP, INC.

By:

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Name: Gary De Laurentis

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Title: CEO

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SHAREHOLDER:

By:

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Name:

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